EXHIBIT 99.1

NetManage Rejects Riley/Zeff Acquisition Offer

CUPERTINO, Calif., Oct. 24, 2006 (PRIMEZONE) -- NetManage, Inc. (Nasdaq:NETM), a leading software company that provides solutions for integrating, Web enabling and accessing enterprise information systems, today announced that its Board of Directors has determined not to enter into negotiations with Riley Investment Management, LLC and Zeff Capital Partners, L.P., each a stockholder of NetManage, regarding their interest in acquiring all outstanding shares of NetManage common stock that they do not already own.

On September 1, 2006, NetManage confirmed that it had received a letter from Riley Investment Management and Zeff Capital Partners informing NetManage of their interest in acquiring all outstanding shares of NetManage common stock that they do not already own for $5.25 per share in cash and announced that NetManage's Board of Directors, consistent with its fiduciary duties and in consultation with its advisors, expected to meet in due course to review and discuss this letter and thereafter would advise NetManage stockholders of its position regarding this letter.

On October 24, 2006, the Board of Directors of NetManage informed Riley Investment Management and Zeff Capital Partners that it is not interested in entering into negotiations with them at this time regarding their interest in acquiring all of the outstanding shares of NetManage common stock that they do not already own. Among other factors, the Board of Directors of NetManage has concluded, with the assistance of its advisors, that the price per share contemplated by their August 31 Letter is inadequate and not in the best interests of NetManage's stockholders.

Zvi Alon, Chairman of the Board of Directors, Chief Executive Officer & President of NetManage, said, "NetManage has carefully considered the expression of interest it has received and considered the best way to maximize stockholder value. NetManage has determined this is best done by continuing to focus on its ongoing operations and performance and not on a conditional request to negotiate an acquisition at an inadequate price."

About NetManage

NetManage, Inc. (Nasdaq:NETM) a software company that provides solutions for integrating, Web enabling, and accessing enterprise information systems. More than 10,000 customers worldwide, including a majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

The NetManage logo is available at http://www.primezone.com/newsroom/prs/?pkgid=2691

Note Regarding Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements that are intended to be covered by the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release concerning activities, events or developments that NetManage expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Additional information on these and other risks, uncertainties and factors is included in NetManage's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the Securities and Exchange Commission.

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          NetManage, Inc.
          Media Contact:
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          (408) 342-7118
          Ken.Robinson@netmanage.com